Calculation of Filing Fee Tables
S-8
AgEagle Aerial Systems Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share	Other	2,500,000	$ 0.98	$ 2,450,000.00	0.0001381	$ 338.34
Total Offering Amounts:						$ 2,450,000.00		$ 338.34
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 338.34
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 shall also cover any additional shares of common stock, par value $0.001 per share (the "Common Stock"), of Metropolitan Bank Holding Corp. (the "Company") that may be offered or issued pursuant to either the Amendment to the Amended and Restated Metropolitan Bank Holding Corp. 2022 Equity Incentive Plan (as amended and/or restated from time to time, the "Incentive Plan") or the the Aerial Systems Inc. Employee Stock Purchase Plan (the "ESPP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction. (2) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act, based upon the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on February 26, 2026, which was $0.98. (3) Represents (i) 2,000,000 additional shares of Common Stock authorized for issuance under the Incentive Plan and (ii) 500,000 shares of Common Stock authorized for issuance under the ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A